UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2020

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $.01 per share	SHBI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Information.

On April 7, Shore Bancshares Inc., (the “Company”) issued a press release announcing that due to the current national pandemic, and recent executive order from the Governor of Maryland limiting the number of persons that may gather at public events, the Company has changed the location of its 2020 Annual Meeting of the Shareholders (the “Annual Meeting”). The Annual Meeting will now be held at the Company’s corporate headquarters located at 28969 Information Lane, Easton, Maryland 21601, on Wednesday, April 22, 2020 at 11:00 a.m. Call-in details to join a live audio presentation of the Annual Meeting are available on the Company's corporate website at www.shorebancshares.com.

Further information regarding the changes to the Annual Meeting and information to shareholders who plan on attending the meeting can be found in the additional proxy materials filed with the Securities and Exchange Commission and press release attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows, which list is incorporated herein by reference.

EXHIBIT INDEX

Exhibit	Description
Number

99.1	Press Release, April 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 7, 2020	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer